EXHIBIT (1)(b)

RESOLUTION OF BOARD OF DIRECTORS OF TRANSAMERICA PREMIER LIFE

INSURANCE COMPANY RE-DOMESTICATING SEPARATE ACCOUNT VA AA

CERTIFICATION

I, Barbara L. Secor, being a duly constituted Assistant Secretary of Transamerica Premier Life Insurance Company (“TPLIC”), a corporation duly organized and existing under the laws of Iowa hereby certify that the attached is a true and correct copy of a resolution adopted by Written Consent of the Board of Directors of TPLIC dated August 14, 2014.

WHEREAS, the consummation of the statutory merger of Western Reserve Life Assurance Co. of Ohio (“WRL”) with and into Transamerica Premier Life Insurance Company (“TPLIC”), in accordance with the applicable laws of the States of Ohio and Iowa, and the resulting cessation of the separate existence of WRL is expected soon; and

WHEREAS, upon the consummation of the statutory merger, TPLIC shall possess all assets, including all separate account assets, of WRL, and TPLIC shall be vested with all obligations belonging to or due WRL without further act or deed; and

WHEREAS, TPLIC is and shall continue to be subject to the laws of the State of Iowa; and

WHEREAS, upon consummation of the statutory merger, TPLIC shall become the depositor of the following Separate Accounts of WRL:

WRL Series Annuity Account

WRL Series Annuity Account B

Separate Account VA U

Separate Account VA V

Separate Account VA AA

WRL Series Life Account

WRL Series Life Account B

WRL Series Life Account C

WRL Series Life Account D

WRL Series Life Account E

WRL Series Life Account F

WRL Series Life Account G

WRL Series Life Corporate Account;

and

WHEREAS, each of the above-mentioned Separate Accounts has been duly established in accordance with the applicable provisions of the insurance law of the State of Ohio and legally insulated pursuant to applicable provisions of the Ohio Revised Code and the Ohio Administrative Code; and

WHEREAS, in connection with the statutory merger, each of the above-mentioned Separate Accounts will become subject to the laws of the State of Iowa and legally insulated pursuant to the applicable provisions of the Iowa Code and the Iowa Administrative Code; and

WHEREAS, each of the following Separate Accounts is registered with the United States Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 and supports benefits payable under variable annuity contracts or variable universal life insurance policies issued by WRL, and, upon consummation of the statutory merger, TPLIC shall become the issuer of each such variable annuity contract or variable universal life insurance policy:

WRL Series Annuity Account

WRL Series Annuity Account B

Separate Account VA U

Separate Account VA V

Separate Account VA AA

WRL Series Life Account

WRL Series Life Account G

WRL Series Life Corporate Account

WHEREAS, each of the following Separate Accounts supports benefits payable under variable annuity contracts or variable universal life insurance policies issued by WRL, and, upon consummation of the statutory merger, TPLIC shall become the issuer of each such private placement variable universal life policy:

WRL Series Life Account B

WRL Series Life Account C; and

WHEREAS, each of the following Separate Accounts was established for the purpose of providing for the issuance of variable life insurance policies or private placement variable universal life insurance policies issued by WRL, and, upon consummation of the statutory merger, TPLIC shall become the issuer of any such variable universal life insurance policy or private placement variable universal life policy:

WRL Series Life Account D

WRL Series Life Account E

WRL Series Life Account F; and

NOW THEREFORE, BE IT RESOLVED, that Transamerica Premier Life Insurance Company (“TPLIC”), an Iowa stock life insurance company, shall be authorized to act as the depositor of the following Separate Accounts, each of which shall be subject to the laws of the State of Iowa:

WRL Series Annuity Account

WRL Series Annuity Account B

Separate Account VA U

Separate Account VA V

Separate Account VA AA

WRL Series Life Account

WRL Series Life Account B

WRL Series Life Account C

WRL Series Life Account D

WRL Series Life Account E

WRL Series Life Account F

WRL Series Life Account G

WRL Series Life Corporate Account;

RESOLVED FURTHER, that the appropriate officers of TPLIC, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions and execute any and all documents, as may be necessary to maintain the lawful operations of each of the above-listed Separate Accounts under all applicable federal and state laws, rules, and regulation.

Dated this 12th day of September, 2014.

/s/ Barbara L. Secor
Barbara L. Secor